Exhibit 99.1

CONSOL Energy Announces Operations Update;

Gas Division Production Ramp Is on Track to Meet 2014 Guidance;

Gas Division Signs Utica Shale Infrastructure Agreement;

Coal Division Produces 14.5 Million Tons in Quarter;

Expects Modestly Positive Q3 Pre-Tax Income

PITTSBURGH (October 15, 2013) – CONSOL Energy Inc. (NYSE: CNX) is providing an operations update for the quarter ended September 30, 2013. The company produced and sold more gas and coal during the quarter than expected. CONSOL also signed a definitive agreement for infrastructure build-out in the Utica Shale, in Noble County, Ohio.

CONSOL’s Gas Division produced 46.1 Bcfe for the 2013 third quarter, or 17% more than the 39.5 Bcfe produced in the 2012 third quarter. Third quarter production guidance had been 43 – 45 Bcfe. The 2013 third quarter production included 491 MMcf per day of natural gas, 397 barrels per day of oil/condensates, and 1,340 barrels per day of NGLs (all figures are net to CONSOL).

“Our gas production growth is beginning to accelerate as we and our Marcellus Shale partner expand the rig count. We now have a record 8 rigs drilling in the Marcellus Shale on our JV acreage. For 2014, we and Noble Energy expect to be operating at least this many rigs,” commented J. Brett Harvey, chairman and chief executive officer. “Our rebounding rig count and our well results will, we believe, enable us to achieve our 2014 production guidance of 210 – 225 Bcfe, which represents a 22% – 30% growth rate over expected 2013 production.”

CONSOL’s Coal Division produced 14.5 million tons for the third quarter of 2013, including 1.1 million tons of low-vol coking coal from the company’s Buchanan Mine. These figures exceeded third quarter guidance of 13.4 – 13.9 million tons, which included low-vol tons of 0.7 – 0.9 million tons. These production results were achieved despite the operational challenge that was overcome at the company’s Pennsylvania Operations.

As of September 30, 2013, CONSOL’s total coal inventory increased by 158,000 tons to 1,075,000 tons. Thermal coal inventory increased by 198,000 tons to 971,000 tons, while low-vol coal inventory decreased by 40,000 tons, to 104,000 tons.

CONSOL Energy will formally announce third quarter results on October 31. Currently, the company believes pre-tax income for the quarter could be modestly positive, after adjusting for several discrete items: asset sale gains, pension settlement expense, title defects expense, and consultant fees. However, net income is likely to be a loss for the quarter.

2013 Forecasts

Gas: CONSOL Energy expects fourth quarter 2013 gas production, net to CONSOL, to be between 46 – 48 Bcfe, which, using the midpoint of the range, would be a 12% increase as compared with the 41.8 Bcfe produced in the fourth quarter of 2012. If achieved, this would result in 2013 annual production of approximately 170 – 172 Bcfe, which is within our earlier 2013 guidance of 170 – 175 Bcfe.

Coal: CONSOL Energy expects fourth quarter 2013 coal production to be between 13.6 – 14.0 million tons. If achieved, annual 2013 total coal production will be between 56.7 – 57.1 million tons. Buchanan Mine’s fourth quarter production is expected to be between 0.7 – 0.9 million tons; and, if achieved, annual low-vol production will be between 4.3 – 4.5 million tons.

2014 Gas Forecast

CONSOL Energy expects 2014 production guidance to remain unchanged at 210 – 225 Bcfe, which represents a 22% – 30% growth rate over the midpoint of the 2013 forecast. The 2014 production guidance assumes a liquids content of between 7% – 8% of the total.

Gas Division Operations

CONSOL’s Gas Division saw zero safety exceptions in the third quarter of 2013, which is unchanged compared to the same quarter of 2012. In the area of compliance, CONSOL’s Gas Division saw violations decrease by over 60%, from 11 to 4, compared to the year-earlier quarter.

During the third quarter, CONSOL Energy drilled 15 horizontal shale wells: 12 Marcellus Shale and three Utica Shale wells. The average drilled lateral length for the Marcellus Shale wells and the Utica Shale wells was 8,817 feet and 9,893 feet, respectively. CONSOL completed 21 Marcellus Shale wells and three Utica Shale wells in the third quarter. Also, CONSOL turned in line 22 Marcellus Shale wells in the third quarter.

CONSOL’s Gas Division continues to work with its JV partners to search for bolt-on acquisition opportunities to support the company’s core areas of operations in the Marcellus and Utica Shale.

Marcellus Shale Dry Gas (CONSOL Energy-operated):

Southwest Pa.: During the third quarter, CONSOL drilled seven wells on the NV 55 pad in Washington County. The wells ranged in lateral length from 8,821 feet to 9,777 feet.

CONSOL completed 14 wells in Washington County, with 10 of the 14 wells using shorter stage length completion techniques. Also during the third quarter, CONSOL turned in line 14 wells: four wells on the MOR 20 pad, the final three wells on the six-well NV 39 pad, and seven wells on the NV 38 pad. The four wells on the NV 38 pad, which were completed using shorter stage lengths, have exhibited elevated initial production rates when compared to surrounding wells in the area that did not utilize this technique. The most notable is the NV 38C well with initial production at a remarkable rate of 19.0 MMcfd.

CONSOL’s first Upper Devonian well, the NV 39F, which was drilled in the Burkett Shale and turned in line in June 2013 at 3.0 MMcfd, has exhibited a nearly flat decline rate and was still producing 2.9 MMcfd at the end of the third quarter. The two underlying Marcellus Shale wells located underneath the NV 39F well are current producing at, or above, expected projections. CONSOL is planning to drill additional Burkett Shale wells and to further test Upper Devonian wells located in the Rhinestreet Shale formation from Marcellus pads in 2014.

CONSOL has one horizontal rig operating and plans to drill an additional seven wells in Southwest Pa., which is an increase from previous guidance provided last quarter to now drill 27 wells in 2013.

Central Pa.: During the third quarter, CONSOL did not drill any wells in Central Pa.

CONSOL completed and turned in line four wells located on the Bowers 1 pad in Jefferson County. These four wells were drilled in 2012 with lateral lengths ranging from 3,791 feet to 4,656 feet and had initial production rates averaging approximately 3.0 MMcfd. CONSOL also turned in line the final four wells on the Kuhns 3 pad, which were completed in the previous quarter. In total, the five-well Kuhns pad was producing approximately 25.0 MMcfd at the end of the third quarter.

CONSOL is currently moving one horizontal rig into Central Pa. and expects to drill five additional wells in Westmoreland County, which is consistent with previous guidance provided last quarter to drill 10 wells in 2013.

Northern W.Va.: During the third quarter, CONSOL drilled five wells: one well on the CENT 3 pad in Upshur County, one well on the AUD 3 pad in Barbour County, and the final three of six wells on the PHL 13 pad in Barbour County. The wells ranged in lateral length from 7,586 feet to 9,974 feet. The CENT 3A and AUD 3D were drilled as delineation wells to test the productivity between the Philippi Field to the North and the Alton Field in Southern Upshur County.

CONSOL completed three of the six wells located on the PHL 13 pad in Barbour County.

CONSOL has one horizontal rig operating in Upshur County and expects to drill three additional wells, which is consistent with previous guidance provided last quarter to drill 11 wells in 2013.

Marcellus Shale Wet Gas (Noble Energy-operated):

During the third quarter, in the wet gas portion of the Marcellus Shale, Noble Energy drilled 15 wells: six wells in Marshall County, W.Va., six wells in Washington County, Pa., and three wells in Doddridge County, W.Va. The wells ranged in lateral length from 8,700 feet to 10,000 feet.

Noble Energy completed 20 wells: 11 wells on the SHL 8 pad located in Marshall County, W.Va., seven wells on the WFN 1 pad in Washington County, Pa., and two of the six wells on the NORM 1 pad in Gilmer County, W.Va. Noble Energy turned in line 18 of the 20 wells during the quarter and expects to turn in line the remaining two wells during the fourth quarter of 2013.

Noble Energy is currently operating five horizontal rigs and expects to drill a total of 75 wells in 2013.

Ohio Utica Shale (CONSOL-operated):

During the third quarter, in the Utica Shale joint venture with Hess Corporation, CONSOL drilled three wells located on the NBL 19 pad in Noble County. The wells ranged in lateral length from 9,396 feet to 10,360 feet.

CONSOL completed three wells located on the NBL 11 pad in Noble County.

CONSOL expects to turn in line the NBL 11 and NBL 33 pads, and the NBL 16A well early in 2014, while flowing production from the NBL 1A well is expected early in the fourth quarter of 2013. On September 20, 2013, CONSOL Energy entered into a definitive agreement with Blue Racer Midstream to construct, own and operate gathering pipelines and facilities to support production with our joint venture partner, Hess Corporation. This agreement provides takeaway capacity for current Noble County activity to-date utilizing existing infrastructure in the area and, following additional construction, will support further development plans, which will allow for delivery of future Utica Shale production to market.

Consistent with previous guidance provided last quarter, CONSOL completed its 2013 drilling program in the Utica Shale with a total of nine wells drilled. As a result, CONSOL is no longer operating a horizontal rig in the Utica Shale but has moved the rig to support further drilling activity in CONSOL’s operating area of the Marcellus Shale.

Ohio Utica Shale (Hess-operated):

During the third quarter, our joint venture partner, Hess Corporation, drilled two wells in Guernsey County.

Hess completed four wells at their Oxford A pad and also turned in line the Athens A 1H-24 well located in Harrison County.

Hess is currently operating two horizontal rigs on JV acreage. Their current activity level is consistent with guidance provided last quarter.

Coal Division Operations

CONSOL’s Coal Division saw safety exceptions increase 28%, from 40 to 51, in the third quarter of 2013 compared to the same quarter of 2012 but saw severity levels decline. In the area of environmental compliance, CONSOL’s Coal Division saw violations decrease by 40%, from 20 to 12, compared to the year-earlier quarter.

The Coal Division overcame operational challenges and exceeded previous quarter’s production guidance. “Our ability to craft and execute a plan and to accomplish what we set forth to accomplish, speaks volumes about the dedication of our employees and their commitment to CONSOL’s success,” commented Jimmy Brock, COO-Coal.

BMX Mine, CONSOL’s last Coal Division growth project, remains on track to come online in April of 2014, bringing 5 million additional high-BTU tons, with crossover capacity that can be sold into the thermal or high-vol markets.

Located at CONSOL’s Buchanan Mine’s old Contrary Portal, a new service shaft, which is intended to move equipment and supplies into and out of the mine within closer proximity to active mining areas, is scheduled for completion in the fourth quarter of 2013. Also, the Enlow Fork overland belt project remains on schedule to be complete in the fourth quarter of 2013. This project replaces 6.8 miles of underground belt and will allow for more efficient transportation of the coal to the preparation plant. These projects represent the last stage of CONSOL’s final coal efficiency upgrades.

Earnings Release Information

CONSOL Energy will report additional operational and financial results for the quarter ended September 30, 2013 at 7:00 a.m. ET on Thursday, October 31, followed by a conference call at 10:00 a.m. ET. The call can be accessed at the investor relations section of the company’s web site, at www.consolenergy.com.

Cautionary Statements

Various statements in this release, including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Exchange Act) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release, if any, speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: deterioration in global economic conditions in any of the industries in which our customers operate, or sustained uncertainty in financial markets cause conditions we cannot predict; an extended decline in demand for or in the prices we receive for our coal and gas affecting our operating results and cash flows; our customers extending existing contracts or entering into new long-term contracts for coal; the expiration or failure to extend existing long-term contracts; our reliance on major customers; our inability to collect payments from customers if their creditworthiness declines; the disruption of rail, barge, gathering, processing and transportation facilities and other systems that deliver our coal and gas to market; a loss of our competitive position because of the competitive nature of the coal and gas industries, or a loss of our competitive position because of overcapacity in these industries impairing our profitability; our failure to maintain satisfactory labor relations; coal users switching to other fuels in order to comply with various environmental standards related to coal combustion emissions; the impact of potential, as well as any adopted regulations relating to greenhouse gas emissions on the demand for coal and natural gas, as well as the impact of any adopted regulations on our coal mining operations due to the venting of coalbed methane which occurs during mining; foreign currency fluctuations could adversely affect the competitiveness of our coal abroad; the risks inherent in coal and gas operations being subject to unexpected disruptions, including geological conditions, equipment failure, timing of completion of significant construction or repair of equipment, fires, explosions, accidents and weather conditions which could impact financial results; our focus on new gas development projects and exploration for gas in areas where we have little or no proven gas reserves; decreases in the availability of, or increases in, the price of commodities and services used in our mining and gas operations, as well as our exposure under “take or pay” contracts we entered into with well service providers to obtain services of which if not used could impact our cost of production; obtaining, maintaining and renewing governmental permits and approvals for our coal and gas operations; the effects of government regulation on the discharge into the water or air, and the disposal and clean-up of, hazardous substances and wastes generated during our coal and gas operations; the effects of stringent federal and state employee health and safety regulations, including the ability of regulators to shut down a mine or well; the potential for liabilities arising from environmental contamination or alleged environmental contamination in connection with our past or current coal and gas operations; the effects of mine closing, reclamation, gas well closing and certain other liabilities; uncertainties in estimating our economically recoverable coal and gas reserves; defects may exist in our chain of title and we may incur additional costs associated with perfecting title for coal or gas rights on some of our properties or failing to acquire these additional rights we may have to reduce our estimated reserves; the outcomes of various legal proceedings, which are more fully described in our reports filed under the Securities Exchange Act of 1934; the impacts of various asbestos litigation claims; increased exposure to employee related long-term liabilities; increased exposure to multi-employer pension plan liabilities; minimum funding requirements by the Pension Protection Act of 2006 (the Pension Act) coupled with the significant investment and plan asset losses suffered during the recent economic decline has exposed us to making additional required cash contributions to fund the pension benefit plans which we sponsor and the multi-employer pension benefit plans in which we participate; lump sum payments made to retiring salaried employees pursuant to our defined benefit pension plan exceeding total service and interest cost in a plan year; acquisitions and joint ventures that we recently have completed or entered into or may make in the future including the accuracy of our assessment of the acquired businesses and their risks, achieving any anticipated synergies, integrating the acquisitions and unanticipated changes that could affect assumptions we may have made and divestitures we anticipate may not occur or produce anticipated proceeds including joint venture partners paying anticipated carry obligations; the anti-takeover effects of our rights plan could prevent a change of control; increased exposure on our financial performance due to the degree we are leveraged; replacing our natural gas reserves, which if not replaced, will cause our gas reserves and gas production to decline; our ability to acquire water supplies needed for gas drilling, or our ability to dispose of water used or removed from strata in connection with our gas operations at a reasonable cost and within applicable environmental rules; our hedging activities may prevent us from benefiting from price increases and may expose us to other risks; changes in federal or state income tax laws, particularly in the area of percentage depletion and intangible drilling costs, could cause our financial position and profitability to deteriorate; and other factors discussed in the 2012 Form 10-K under “Risk Factors,” as updated by any subsequent Form 10-Qs, which are on file at the Securities and Exchange Commission.

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible oil and gas reserves that a company anticipates as of a given date to be economically and legally producible and deliverable by application of development projects to known accumulations. We may use certain terms in this press release, such as EUR (estimated ultimate recovery), unproved reserves and total resource potential, that the SEC’s rules strictly prohibit us from including in filings with the SEC. These measures are by their nature more speculative than estimates of reserves prepared in accordance with SEC definitions and guidelines and accordingly are less certain. We also note that the SEC strictly prohibits us from aggregating proved, probable and possible reserves in filings with the SEC due to the different levels of certainty associated with each reserve category.

Contacts:

Investor: Dan Zajdel at (724) 485-4169; Tyler Lewis at (724) 485-3157

Media: Lynn Seay at (724) 485-4065